UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2007

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6015 31st Street East, Bradenton, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(941) 753-2875
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 29, 2007, nFinanSe Inc. (the “Company”) entered into Securities Purchase Agreements, dated as of June 29, 2007 (the “Purchase Agreements”), with several institutional and accredited investors (the “Investors”), pursuant to which the Company issued and sold to the Investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), (ii) 2,023,199 shares of its common stock, $0.001 par value per share (“Common Stock”), and (iii) warrants to purchase 1,511,600 shares of Common Stock (“Warrants”), for an aggregate purchase price of $9,069,597.

Pursuant to the Purchase Agreements, for the first $999,999 invested, each Investor received (i) Common Stock at the purchase price of $3.00 per share, and (ii) Warrants to purchase such number of shares of Common Stock that is equal to 50% of the Common Stock purchased.  For amounts invested between $1,000,000 and $1,999,998, each Investor received (i) Series B Preferred Stock at the purchase price of $3.00 per share, and (ii) Warrants to purchase such number of shares of Common Stock that is equal to 50% of the Preferred Shares purchased.  For amounts invested over $1,999,999, each Investor received (i) for the amount equal to 25% of the investment over $1,999,998, Common Stock at a purchase price of $3.00 per share; (ii) for the amount equal to 75% of the investment over $1,999,998, Series B Preferred Stock at a purchase price of $3.00 per share; and (iii) Warrants to purchase such number of shares of Common Stock that is equal to 50% of the Common Stock and Series B Preferred Stock purchased.  The rights and preferences of the Series B Preferred Stock are discussed in Item 5.03 below.

Pursuant to the terms of the Purchase Agreements, the Company, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, shall prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable, a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of (i) the Common Stock and, (ii) the shares of Common Stock into which the Series B Preferred Stock is convertible and the Warrants are exercisable (collectively, the “Conversion Shares”) by the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, the earlier of (i) the second anniversary of the closing date of the above-referenced transactions, (ii) the date on which the Investors may sell all of the Common Stock and Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Securities Act of 1933, as amended (the “Act”), or (iii) such time as all of the Common Stock and Conversion Shares have been sold pursuant to a registration statement.

The Warrants entitle the Investors to purchase up to an aggregate of 1,511,600 shares of Common Stock at an initial exercise price of $5.00 per share.  The Warrants expire after a five-year term.  Each Investor received a Warrant exercisable for a number of shares of Common Stock equal to 50% of the shares of Common Stock and Series B Preferred Stock purchased by such Investor pursuant to the Purchase Agreement.  The exercise price is subject to adjustments for Common Stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (collectively, the “Triggering Transaction”), the Warrant shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investor would have received had the Investor been the record owner, at the time of completion of the Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrant in full, less the aggregate exercise price payable in connection with the full exercise of the Warrant.  The Warrant shall not be exercisable by any Investor to the extent (but only to the extent) that, if exercised by the Investor, the Investor or any of its affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

Emerging Growth Equities, Ltd. acted as placement agent for the above-described transaction and received a $634,872 fee and a warrant to purchase 120,928 shares of Common Stock, exercisable at $3.30 per share and expiring on June 29, 2012.  Robert A. Berlacher, a current member of the Company’s Board of Directors, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or Emerging Growth Equities, Ltd. related to the Company’s sale of Common Stock, Series B Preferred Stock and Warrants.

The foregoing is a summary description of certain terms of the Purchase Agreements and the Warrants.  The form of the Purchase Agreements and the form of the Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Common Stock, the Series B Preferred Stock and the Conversion Shares have not been registered under the Act.  The Company offered and sold the Common Stock and Series B Preferred Stock to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2007, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Certificate”), which sets forth the rights and preferences of the Series B Preferred Stock.  The Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 29, 2007.

Pursuant to the Certificate, the holders of the Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class.  Each holder of shares of Series B Preferred Stock shall be entitled to vote on an as-converted basis.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), before any distribution of assets of the Company shall be made to or set apart for the holders of the Common Stock but after the requisite distribution of assets of the Company to the holders of the Company’s issued and outstanding Series A Convertible Preferred Stock, $0.001 par value per share, is made, the holders of Series B Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $3.00 per share of Series B Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series B Preferred Stock to Common Stock, subject to but immediately prior to such Liquidation.  If the assets of the Company available for distribution to the holders of Series B Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series B Preferred Stock based on the aggregate liquidation preferences of the shares of Series B Preferred Stock held by each such holder.

As long as at least 33% of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreements are outstanding, the consent of the holders of at least 33% of the shares of Series B Preferred Stock at the time outstanding (provided at least two holders of the shares of Series B Preferred Stock at the time outstanding agree in such requisite vote), shall be necessary for effecting: (i) any amendment, alteration or repeal of any of the provisions of the Certificate in a manner that will adversely affect the rights of the holders of the Series B Preferred Stock; and (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred Stock in any manner.  These listed actions by the Company will no longer require a vote of the holders of Series B Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series B Preferred Stock are convertible at any time into shares of Common Stock by the Investors at the initial conversion price of $3.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations.  In addition, if 10% or less of the aggregate shares of Series B Preferred Stock issued pursuant to the Purchase Agreements remain outstanding; or in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series B Preferred Stock would be greater on an as-converted basis, all remaining outstanding shares of Series B Preferred Stock mandatorily converts into Common Stock.

The number of shares of Series B Preferred Stock that may be converted into Common Stock by any Investor, and the number of shares of Series B Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such Investor and its affiliates does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

The foregoing is a summary description of certain terms of the Certificate.  The Certificate attached as Exhibit 99.3 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.3 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Form of Securities Purchase Agreement, as executed by the Company and the Investors on June 29, 2007.

99.2 – Form of Warrant, as issued by the Company to the Investors on June 29, 2007.

99.3 – Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	July 5, 2007	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.          Document

99.1                      Form of Securities Purchase Agreement, as executed by the Company and the Investorson June 29, 2007.

99.2                      Form of Warrant, as issued by the Company to the Investors on June 29, 2007.

99.3                      Certificate of Designations, Rights and Preferences of Series B Convertible PreferredStock, as filed with the Secretary of State of the State of Nevada on June 29, 2007.

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